UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CELSUS THERAPEUTICS PLC

(Exact name of Registrant as specified in its charter)

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CELSUS THERAPEUTICS PLC

The Gridiron Building
One Pancras Square
C/O Pearl Cohen Zedek Latzer Baratz UK LLP
London, N1C 4AG, United Kingdom
+44-203-318-3004

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 29, 2015

Dear Shareholders of Celsus Therapeutics Plc:

You are cordially invited to attend the annual general meeting (the “Annual General Meeting”) of the shareholders of Celsus Therapeutics Plc, (“Celsus” or the “Company”), to be held at 1:00 p.m., local time, on June 29, 2015, at 24 West 40th Street, 8th Floor, New York, New York, 10018, for the purpose of considering and, if thought fit, passing the following resolutions, each of which will be proposed as ordinary resolutions:

As Ordinary Business

1. To receive the accounts of the Company for the year ended December 31, 2014 together with the report of the auditors of the Company. The financial statements are presented and prepared in accordance with U.S. generally accepted accounting principles and the financial statements are presented and prepared in accordance with International Financial Regulatory Standards (IFRS) for UK filing.

2. To re-elect Allan Lee Shaw as a director of Celsus, as a Class A Director as stated in Article 19.2.1 of the Articles of Association of Celsus.

3. To elect David Sidransky, M.D. as a director of Celsus, as a Class A Director as stated in Article 19.2.1 of the Articles of Association of Celsus.

4. To elect Johnson Lau, M.D. as a director of Celsus, as a Class A Director as stated in Article 19.2.1 of the Articles of Association of Celsus.

5. To elect Gur-Arye Yehuda Roshwalb, M.D. as a director of Celsus, as a Class B Director as stated in Article 19.2.2 of the Articles of Association of Celsus.

6. To re-elect Mark Cohen as a director of Celsus, as a Class C Director as stated in Article 19.2.3 of the Articles of Association of Celsus.

7. To re-appoint Kost, Forer Gabbay & Kasierer, a member of Ernst & Young Global, as auditors of Celsus to hold office until the conclusion of the next general meeting at which accounts are laid before Celsus and to authorize the audit committee of the board of directors of Celsus to fix the auditors’ remuneration.

Pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, as amended, the Company specifies that entitlement to attend and vote at the Annual General Meeting, and the number of votes which may be cast at the Annual General Meeting, will be determined by reference to the Company’s register of members at 6:00 p.m. (London time) on June 25, 2015 or, if the Annual General Meeting is adjourned, at the close of business on the date which is two days before the day of the adjourned Annual General Meeting (as the case may be). In each case, changes to the register of members after such time will be disregarded. The accompanying Proxy Statement more fully describes the details of the business to be conducted at the Annual General Meeting. After careful consideration, our Board of Directors has unanimously approved the proposals and recommends that you vote FOR each proposal described in the Proxy Statement.

The Company’s principal executive offices in the United States are located at 24 West 40th Street, 8th Floor, New York, NY 10018. The UK registered office of Celsus Therapeutics plc is 42 – 50 Hersham Road, Walton-on-Thames, Surrey KT12 1RZ, United Kingdom. A copy of the Company’s Annual Report for the year ended December 31, 2014, which contains audited consolidated financial statements, prepared in accordance with U.S. generally accepted accounting principles and the financial statements are presented and prepared in accordance with International Financial Regulatory Standards (IFRS) for UK filing, and other information, accompanies the enclosed Proxy Statement.

Your vote is important. The affirmative vote (on a show of hands or a poll) of the holders of a majority of shareholders present in person or by proxy and voting on the proposal in favor of such proposal of is required for approval of Celsus Proposal Nos. 1 through 7. We encourage you to read this proxy statement carefully.

Whether or not you expect to attend the Annual General Meeting, please complete, date, sign and return the enclosed proxy card using the enclosed return envelope as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are represented by American Depositary Shares and held on deposit by Deutsche Bank Trust Americas, as depositary, or if your Ordinary Shares are held of record by a broker, bank or other nominee and you wish to have your votes cast at the meeting, you must obtain, complete and timely return a proxy card issued in your name from that intermediary in accordance with any instructions provided therewith.

By Order of the Board of Directors of
Celsus Therapeutics Plc,

/s/ Gur-Arye Yehuda Roshwalb

Gur-Arye Yehuda Roshwalb, M.D.
Chief Executive Officer and Director
New York, New York
May 29, 2015

THE CELSUS BOARD OF DIRECTORS HAS DETERMINED AND BELIEVES THAT EACH OF THE PROPOSALS OUTLINED ABOVE IS ADVISABLE TO, AND IN THE BEST INTERESTS OF, CELSUS AND ITS SHAREHOLDERS AND HAS APPROVED EACH SUCH PROPOSAL. THE CELSUS BOARD OF DIRECTORS RECOMMENDS THAT CELSUS SHAREHOLDERS VOTE “FOR” EACH SUCH PROPOSAL.

PROXY STATEMENT FOR
2015 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 29, 2015

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Celsus Therapeutics plc, a public limited company registered in England & Wales (“Celsus” or the “Company”) for use at the Company’s 2015 Annual General Meeting of shareholders to be held at 24 West 40th Street, 8th Floor, New York, New York, 10018 on June 29, 2015, at 1:00 p.m. local time for the purpose of considering and, if thought fit, passing the resolutions specified in the Notice of Annual General Meeting. This proxy statement is being mailed to shareholders on or about May 29, 2015.

For a proxy to be effective, it must be properly executed and dated and lodged (together with a duly signed and dated power of attorney or other authority (if any) under which it is executed (or a notarially certified copy of such power of attorney or other authority)) at the offices of the Company’s registrars, SLC Registrars, 42 – 50 Hersham Road, Walton-on-Thames, Surrey KT12 1RZ, United Kingdom (the “Registrars”) so as to be received by 6:00 p.m. local time on June 25, 2015. Each proxy properly tendered will, unless otherwise directed by the shareholder, be voted FOR the proposals subject to a binding vote, FOR the nominees described in this Proxy Statement and at the discretion of the proxy holder(s) with regard to all other matters that may properly come before the meeting.

The Company will pay all of the costs of soliciting proxies. We will provide copies of our proxy materials to the depositary for our American Depositary Shares (Deutsche Bank Trust Americas), brokerage firms, fiduciaries and custodians for forwarding to beneficial owners and will reimburse these persons for their costs of forwarding these materials. Our directors, officers and employees may also solicit proxies; however, we will not pay them additional compensation for any of these services. Proxies may be solicited by telephone, facsimile, or personal solicitation.

We have engaged Morrow & Co., LLC, 470 West Ave, Stamford, CT 06902 (“Morrow”), to act as our proxy solicitor in connection with the proposals to be acted upon at the Annual General Meeting. Pursuant to our agreement with Morrow, Morrow will, among other things, provide advice regarding proxy solicitation issues and solicit proxies from our stockholders on our behalf in connection with the annual meeting. For these services, we will pay a fee of approximately $8,000 plus $6.50 per shareholder contacted.

Shares Outstanding and Voting Rights

Celsus is registered in England & Wales and therefore subject to the Companies Act 2006 (the “Companies Act”), which, together with the Articles of Association of the Company (the “Articles”), governs the processes for voting at Annual General Meetings. There are a number of differences between English and U.S. law in relation to voting. At the Annual General Meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is demanded by (a) the chairman, (b) at least five shareholders entitled to vote at the meeting, (c) a shareholder or shareholders representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting (excluding any voting rights attached to shares that are held as treasury shares) or (d) a shareholder or shareholders holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right (excluding any shares in the Company conferring a right to vote at the meeting that are held as treasury shares).

Only holders of record of our ordinary shares of £0.01 each (“Ordinary Shares”) at the close of business on the day two business days prior to the date of the Annual General Meeting (the “Record Date”), are entitled to notice of and to vote at the Annual General Meeting. On the date of this notice, approximately 55,636,283 Ordinary Shares were issued and 55,636,283 were outstanding, of which approximately 45,588,017 were held in the name of State Street Nominees Ltd., the nominee of Deutsche Bank Trust Americas (the “Depositary”), which issues Company-sponsored American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs”) which, in turn, each represent ten (10) Ordinary Shares. With respect to all matters to be voted on at the Annual General Meeting, each shareholder present has only one vote unless demand is made for a vote on a poll (in which case each shareholder gets one vote per ordinary share held). The presence, in person or by proxy, of at least two shareholders who hold shares as of the Record

Date will constitute a quorum for the transaction of business at the Annual General Meeting. At any adjournment of the Annual General Meeting, if a quorum is not present within fifteen minutes from the time appointed for such meeting, one person entitled to be counted in a quorum present at the adjournment shall be a quorum.

Persons who hold Ordinary Shares directly on the Record Date (“record holders”) must return a proxy card or attend the Annual General Meeting in person in order to vote on the proposals. Persons who own Ordinary Shares indirectly on the Record Date through a brokerage firm, bank or other financial institution, including persons who own Ordinary Shares in the form of ADSs through the Depositary (“beneficial owners”), must return a voting instruction form to have their shares or the shares underlying their ADSs, as the case may be, voted on their behalf. Brokerage firms, banks or other financial institutions that do not receive voting instructions from beneficial owners may either vote these shares on behalf of the beneficial owners or return a proxy leaving these shares un-voted (a “broker non-vote”). ADR holders are not entitled to vote directly at the Annual General Meeting, but a deposit agreement dated as of December 7, 2012, as amended (the “Deposit Agreement”), exists between the Depositary and the holders of ADRs pursuant to which registered holders of ADRs as of the Record Date are entitled to instruct the Depositary as to the exercise of voting rights pertaining to the Ordinary Shares so represented. The Depositary has agreed that it will endeavor, insofar as practicable, to vote (in person or by delivery to the Company of a proxy) the Ordinary Shares registered in the name of State Street Nominees Ltd., in accordance with the instructions of the ADR holders. In the event that the instruction card is executed but does not specify the manner in which the Ordinary Shares represented are to be voted (i.e., by marking a vote “FOR”, “AGAINST” or any other option), the Depositary will vote in respect of each proposal as recommended by the Board which is described in the Notice of Annual General Meeting. Instructions from the ADR holders must be sent to the Depositary so that the instructions are received by no later than 10:00 a.m. New York time on June 22, 2015 (the “Instruction Date”).

The Company has retained SLC Registrars to hold and maintain its register of members. SLC Registrars will be engaged by the Company to send proxy forms to all registered members appearing on that register and to take delivery of completed proxy forms posted to it in accordance with the details above.

Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal. The required vote for each of the proposals expected to be acted upon at the Annual General Meeting is described below:

Ordinary Resolutions

Proposal No. 1 — Receipt of Annual Accounts.  This proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, a majority of the shares present at the meeting in person or by proxy and voting on the proposal are voted in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Proposal Nos. 2 to No. 6 — Election of Directors.  Each director nominated for election is elected if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of such director or (ii) on a poll, a majority of the shares present at the meeting in person or by proxy and voting on the proposal are voted in favor of such director. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Proposal No. 7 — Approval of Independent Registered Public Accounting Firm.  This proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, a majority of the shares present at the meeting in person or by proxy and voting on the proposal are voted in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

We encourage you to vote by proxy by mailing an executed proxy card. By voting in advance of the meeting, this ensures that your shares will be voted and reduces the likelihood that the Company will be forced to incur additional expenses soliciting proxies for the Annual General Meeting. Any record holder of our Ordinary Shares may attend the Annual General Meeting in person and may revoke the enclosed form of proxy at any time by:

•	executing and delivering to the corporate secretary a later-dated proxy; or
•	voting in person at the Annual General Meeting.

Beneficial owners of our Ordinary Shares and holders of ADSs representing our Ordinary Shares who wish to change or revoke their voting instructions should contact their brokerage firm, bank or other financial institution or the Depositary, as applicable, for information on how to do so. Generally, however, beneficial owners of our Ordinary Shares and holders of ADSs representing our Ordinary Shares who wish to change or revoke their voting instructions may do so up until 10:00 a.m. New York Time on the Instruction Date. Beneficial owners who wish to attend the Annual General Meeting and vote in person should contact their brokerage firm, bank or other financial institution holding Ordinary Shares of Celsus on their behalf in order to obtain a “legal proxy” which will allow them to both attend the meeting and vote in person. Without a legal proxy, beneficial owners cannot vote at the Annual General Meeting because their brokerage firm, bank or other financial institution may have already voted or returned a broker non-vote on their behalf. Record holders of ADSs representing our Ordinary Shares who wish to attend the Annual General Meeting and vote in person should contact the Depositary (and beneficial owners wishing to do the same should contact their brokerage firm, bank or other financial institution holding their ADSs) to cause their ADSs to be cancelled and the underlying shares to be withdrawn in accordance with the terms and conditions of the Deposit Agreement so as to be recognized by us as a record holder of our Ordinary Shares.

MATTERS BEING SUBMITTED TO A VOTE OF CELSUS SHAREHOLDERS

Celsus Proposal No. 1: Statutory Accounts

As a public limited company, it is a requirement under UK company law that the Board of Directors lay the Company’s audited statutory accounts, comprising the annual report and the accounts of the Company, before the shareholders at a general meeting (“Statutory Accounts”). The Statutory Accounts have been prepared in accordance with the International Financial Reporting Standards. The Statutory Accounts will be made available for download on the Company’s website (http://www.celsustx.com/corporate-governance/) as soon as they are complete, and in any event, no later than 21 days prior to the Annual General Meeting. In addition, hard copies of the Statutory Accounts may be obtained, once they are complete, by contacting the Company’s investor relations department at Celsus Therapeutics plc at info@celsustx.com. Shareholders present at the Annual General Meeting will have the opportunity to ask questions relating to the Statutory Accounts.

Required Vote

This proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, a majority of the shares present at the meeting in person or by proxy and voting on the proposal are voted in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

THE CELSUS BOARD OF DIRECTORS RECOMMENDS THAT THE CELSUS SHAREHOLDERS VOTE “FOR” THE RECEIPT OF THE STATUTORY ACCOUNTS.

Celsus Proposal Nos. 2 – 6: Election of Directors

Under the Company’s Articles of Association, there are three classes of Board members (Class A, Class B and Class C) with each class having a specific office term. Allan Lee Shaw and Gur-Arye Yehuda Roshwalb, M.D. currently serve as Class A directors; Johnson Lau, M.D. currently serves as a Class B director and Mark Cohen and David Sidransky, M.D., currently serve as Class C directors. Allan Lee Shaw and Mark Cohen are up for re-election as Class A and Class C directors, respectively. Mark Cohen, David Sidransky, M.D., Johnson Lau, M.D. and Gur-Arye Yehuda Roshwalb, M.D. will retire from their current Class positions as directors and will be nominated for election by the Board (in the case of Mr. Cohen as a Class C Director, in the case of Dr. Sidransky as a Class A Director, in the case of Dr. Lau as a Class A Director and in the case of Dr. Roshwalb as a Class B director). Amos Eiran, currently a Class B director and Robert Francis Doman, currently a Class A director, are not up for re-election. Accordingly, immediately after the Annual General Meeting, if Proposal Nos. 2 through 6 are approved, our Board will be comprised of five directors and will have two vacancies. The directors elected at the Annual General Meeting will hold office until their successors are elected and qualified, unless they resign or their seats become vacant due to death, removal, or other cause in accordance with the Articles.

As described below, the Board, upon the recommendation of the Nominating and Governance Committee, has nominated each of Allan Lee Shaw, David Sidransky, M.D., Johnson Lau, M.D., Gur-Arye Yehuda Roshwalb, M.D. and Mark Cohen for re-election at the Annual General Meeting. Each of the nominees has indicated his willingness to serve if elected. Should any of the nominees become unavailable for election at the Annual General Meeting, the persons named on the enclosed proxy as proxy holders may vote all proxies given in response to this solicitation for the election of a substitute nominee chosen by the Board.

Nomination of Directors

The Nominating and Corporate Governance Committee, which acts as the Company’s nominating committee, reviews and recommends to the Board potential nominees for election to the Board. In reviewing potential nominees, the Nominating and Corporate Governance Committee considers the qualifications of each potential nominee in light of the Board’s existing and desired mix of experience and expertise. In addition to these qualifications, the Nominating and Corporate Governance Committee recommends that the Board select persons for nomination to help ensure that (i) a majority of the Board shall be independent (in accordance with NASDAQ rules); (ii) each of the Company’s Audit, Compensation and Nominating and Corporate Governance Committees shall be comprised of independent directors; and (iii) at least one member of the Audit Committee shall qualify as an audit committee financial expert (as defined by SEC rules). In addition, the Nominating and Corporate Governance Committee considers whether the nominee has direct experience in the pharmaceutical, biotechnology or healthcare industries.

After reviewing the qualifications of potential Board candidates, the Nominating and Corporate Governance Committee presents its recommendations to the Board, which selects the final director nominees. Upon the recommendation of the Nominating and Corporate Governance Committee, each of Allan Lee Shaw, David Sidransky, M.D., Johnson Lau, M.D., Gur-Arye Yehuda Roshwalb, M.D. and Mark Cohen have been nominated for re-election as directors.

The Nominating and Corporate Governance Committee considers shareholder nominees using the same criteria set forth above. Shareholders who wish to present a potential nominee to the Nominating and Corporate Governance Committee for consideration for election at a future annual general meeting of shareholders must provide the Nominating and Corporate Governance Committee with notice of the nomination and certain information regarding the candidate within the time periods set forth below under the caption “Shareholder Proposals.”

Nominees and Incumbent Directors

The Nominating and Corporate Governance Committee has recommended, and the Board has nominated, each of Allan Lee Shaw, David Sidransky, M.D., Johnson Lau, M.D., Gur-Arye Yehuda Roshwalb, M.D. and Mark Cohen for re-election as directors at the Annual General Meeting. The following table sets forth the following information for these nominees and the Company’s continuing directors, including: (i) the year each was first elected as a director of the Company, (ii) their respective ages, and (iii) the positions currently held with the Company:

Name	Age	Director Class and Position
Director Nominees
Allan Lee Shaw (2013)	51	Class A Director — Audit Committee (Chairman)
David Sidransky, M.D.(2007)	54	Class C Director — Compensation Committee (Chairman); Nominating and Corporate Governance Committee and Research and Development Committee
Johnson Lau, M.B., B.S., M.D., F.R.C.P. (2007)	54	Class B Director — Nominating and Corporate Governance Committee (Chairman) and Audit Committee
Gur-Arye Yehuda Roshwalb, M.D. (2014)	46	Class A Director — Chief Executive Officer and Research and Development Committee
Mark S. Cohen (2004)	48	Class C Director — Chairman of the Board

Directors Nominated for Election

The following persons have been nominated by the Board to be elected as directors at the 2015 Annual General Meeting.

Allan Lee Shaw, age 51, has served as a member of our board of directors since October 2, 2013. Mr. Shaw currently leads Alvarez & Marsal’s biopharmaceutical consulting practice and served as a member of the Board of Directors for the Central New York Biotech Accelerator (formerly Central New York-Biotech Research Center). Previously, he worked as Chief Financial Officer and executive management board member of Serono International S.A., a global biotechnology company and the largest in Europe. He was also the founder and Senior Managing Director of Shaw Strategic Capital LLC, an international financial advisory firm, focused on providing strategic financial counsel on a wide variety of issues such as general corporate finance, mergers and acquisitions, capital structuring, licensing and capital markets. His clients included a biopharmaceutical licensing/developmental group and an international investment bank, for which he served as a strategic adviser. Mr. Shaw has served as a Board member and Chief Financial Officer for NewLead Holdings LTD (NEWL), as well as an independent board member of Navios Maritime Holdings Inc.’s, serving as Chairman for Navios’ Audit (designated financial expert) and Compensation Committees. He has contributed to several corporate governance books and is a member of the American Institute of Certified Public Accountants, New York Society of Certified Public Accountants and Corporate Directors Group. Mr. Shaw graduated with a Bachelor of Science from the State University of New York (Oswego College), and is a certified public accountant in the State of New York.

David Sidransky, M.D., age 54, has served as a member of our board of directors since May 2, 2007. Currently, Dr. Sidransky serves as a Prof. of Oncology at the Johns Hopkins University in Baltimore, and has held this position since 1996. He served as Vice Chairman of the Board of Directors of Imclone until the sale of the company to Eli Lily. He also serves as a member of the board of directors of Galmed (NASDAQ:GLMD), Advaxis (NASDAQ:ADXS), Orgenesis (OTC:ORGS), Rosetta Genomics (NASDAQ:ROSG) and Champions Oncology, Inc. (OTCBB: CSBR). Dr. Sidransky holds a B.S. in chemistry from Brandeis University and an M.D., specializing in Oncology, from Baylor College of Medicine.

Johnson Lau, M.B., B.S., M.D., F.R.C.P., age 54, has served as a member of our board of directors since May 2, 2007. Currently, he serves as the chairman and CEO of Kinex Pharmaceuticals LLC, a drug discovery and development biotech company, which he joined in 2003. He previously served as Chairman and CEO of Ribapharm, a publicly traded company listed in (NYSE: RNA), and as a member of the board of directors and Chairman of each of the Audit and Risk Management and Nominating and Corporate Governance Committees of Chelsea Therapeutics International, Ltd. (NASDAQ: CHTP). Dr. Lau holds an M.B.B.S. and M.D. from the University of Hong Kong and an M.R.C.P. and an F.R.C.P. from the Royal College of Physicians.

Gur-Arye Yehuda Roshwalb, M.D., age 46, has served as a member of our board of directors since June 19, 2014 and as our Chief Executive Officer since March 4, 2013. Prior to joining us, from April 2008 to February 2012, Dr. Roshwalb was employed by Venrock, a leading venture capital firm, where he most recently served as a Vice President investing in both private and public healthcare companies. At Venrock, Dr. Roshwalb was involved in the valuation, diligence and deal structuring of numerous pharmaceutical and biotechnology companies. Prior to Venrock, Dr. Roshwalb was a senior equity analyst at Piper Jaffray from June 2004 to March 2008 where he published research on specialty pharmaceutical companies. Dr. Roshwalb was in private practice in New York and Board Certified in Internal Medicine before joining the investment community. He received an MBA from the NYU Stern School of Business, and an MD from the Albert Einstein College of Medicine.

Mark S. Cohen, age 48, has served as the Chairman of our board of directors since December 21, 2004. Currently, he is a senior partner and the chair of the life sciences group at the law firm Pearl Cohen Zedek Latzer Baratz, LLP, which he joined in 1999. Mr. Cohen holds a B.A. in biochemistry from Rutgers University, an M.S. in biology from New York University and a J.D. from University of Baltimore School of Law. He is admitted to practice law in New York and New Jersey, and he is a registered patent attorney in the United States.

Required Vote

Each director nominated for election will be elected if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of such director or (ii) on a poll, a majority of the shares present at the meeting in person or by proxy and voting on the proposal are voted in favor of such director. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then FOR the election of all the nominees named in this Proxy Statement.

THE CELSUS BOARD OF DIRECTORS RECOMMENDS THAT THE CELSUS SHAREHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES IDENTIFIED ABOVE.

Celsus Proposal No. 7: Approval of Independent Registered Public Accounting Firm

Our Audit Committee has selected Kost, Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm for the fiscal year ending December 31, 2015, and has further directed that we submit the selection of Kost, Forer Gabbay & Kasierer for approval by our shareholders at the Annual General Meeting.

The Audit Committee reviews and pre-approves all audit and non-audit services performed by its independent registered public accounting firm, as well as the fees charged for such services. All fees incurred in fiscal 2014 for services rendered by Kost, Forer Gabbay & Kasierer were approved in accordance with these policies. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible impact of the performance of such services on the auditor’s independence. The Audit Committee has determined that the non-audit services performed by Kost, Forer Gabbay & Kasierer in the fiscal year ended December 31, 2014 were compatible with maintaining the auditor’s independence. Additional information concerning the Audit Committee and its activities can be found in the following sections of this Proxy Statement: “Board Committees” and “Report of the Audit Committee.”

Representatives of Kost, Forer Gabbay & Kasierer are expected to be available telephonically at the Annual General Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

Fees for Independent Registered Public Accounting Firm

The following table presents the fees billed to us for professional services related to the years ended December 31, 2014 and 2013 by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global:

	2014	2013
Audit Fees(1)	$162,000	$154,000
Audit-Related Fees(2)	40,000	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total	$202,000	$154,000

(1)	Audit fees consisted of audit work performed in the preparation of the consolidated financial statements, interim review procedures as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.
(2)	Audit related services relate to work regarding a public listing or offering.
(3)	Tax fees relate to tax compliance planning and advice.
(4)	All Other Fees consist of fees for other permissible work not included within the above category descriptions.

Shareholders will be asked at the Annual General Meeting to approve the following resolution pursuant to this Proposal No. 7:

“RESOLVED, to re-appoint Kost, Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s auditors to hold office from the conclusion of this meeting until the conclusion of the next meeting at which the annual accounts are laid before the Company and to authorize the directors to agree upon the remuneration of the auditors.”

In the event that shareholders do not approve the foregoing resolution, we will need to engage a third-party auditor who will act as our independent registered public accounting firm under U.S. law and as our statutory auditor under UK law for the fiscal year ending December 31, 2015. We may proceed to engage such firm as our Board and Audit Committee deem advisable, which firm may include Kost, Forer Gabbay & Kasierer.

Required Vote

This proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, a majority of the shares present at the meeting in person or by proxy and voting on the proposal are voted in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

THE CELSUS BOARD OF DIRECTORS RECOMMENDS THAT THE CELSUS SHAREHOLDERS VOTE “FOR” THE APPROVAL OF KOST, FORER GABBAY & KASIERER AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

ADDITIONAL BUSINESS

We know of no other matters to be submitted to a vote of shareholders at the Annual General Meeting. If any other matter is properly brought before the Annual General Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment. In order for any shareholder to nominate a candidate at a given annual general meeting, he or she must provide timely written notice to our corporate secretary pursuant to the terms of our Articles of Association, as described below.

CORPORATE GOVERNANCE

Director Independence

Under Rules 5605 and 5615 of the NASDAQ Marketplace Rules, a majority of a listed company’s board of directors must be comprised of independent directors within one year of listing. In addition, NASDAQ Marketplace Rules require that, subject to specified exceptions, including certain phase-in rules, each member of a listed company’s audit, compensation and nominating and governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Rule 5605(a)(2) of the NASDAQ Marketplace Rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our Board of Directors has determined that Messrs. Shaw, Dr. Lau and Dr. Sidransky are independent under the applicable rules and regulations of the NASDAQ Stock Market. Our Board of Directors also determined that Dr. David Sidransky, who comprises our Compensation Committee; and Dr. Sidransky and Dr. Lau, who comprise our Nominating and Governance Committee, all satisfy the independence standards for such committees established by the SEC and the NASDAQ Marketplace Rules, as applicable. Our Audit Committee currently consists of two members, appointed by the board of directors: Mr. Shaw and Dr. Lau, both of whom are independent within the meaning of SEC corporate governance rules of independence for purposes of the Audit Committee. In making such determinations, our Board of Directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances the Board of Directors deemed relevant in determining their independence.

Code of Ethics

We have adopted a code of ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officer. The text of the code of conduct is posted in the “Investor Relations” section of our website at www.celsustx.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of the NASDAQ stock market.

Limitations on Liability and Indemnification Matters

To the extent permitted by the Companies Act 2006, we shall indemnify our directors against any liability. We maintain directors and officers insurance to insure such persons against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

BOARD OF DIRECTORS AND COMMITTEES

Our Articles of Association, as amended, provide that our business is to be managed by the board of directors (subject to any directions made by the members of the Company by special shareholder resolution). Our board of directors is divided into three classes for purposes of election (Class A Directors, who serve a one year term before being subject to re-election at the Company’s annual general meeting; Class B Directors, who serve a two year term before being subject to re-election at the annual general meeting; and Class C Directors who serve a three year term before being subject to re-election at the annual general meeting, provided also that in any two year period, a majority of the board must stand for re-election). Our board of directors currently consists of seven members, classified into the three classes as set out in the table below. Mark Cohen serves as Chairman of our board of directors.

Committees of the Board of Directors and Meetings

The following table sets forth the number of meetings held during calendar year 2014 by the board of directors and by each committee there. Each of the directors, who were serving on our board of directors during 2014, attended at least 75% of the total number of meetings of the board of directors and of the committees of which he was a member during the time each such individual was a member of the board of directors.

Number of Meetings Held
Board of Directors	8
Audit Committee	3
Compensation Committee	4
Nominating and Corporate Governance Committee	1

The Committees of our Board of Directors consist of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

Our Audit Committee currently consists of three members, appointed by the board of directors: Allan Lee Shaw, Johnson Lau, M.D. and Amos Eiran, all of whom are independent within the meaning of SEC corporate governance rules of independence for purposes of the Audit Committee. Mr. Shaw is the chairman of our Audit Committee. Our board of directors has determined that Mr. Allan Lee Shaw is the audit committee financial expert. Following the Annual General Meeting, David Sidransky, M.D. will replace Amos Eiran as a member of the Audit Committee.

Compensation Committee

Our Compensation Committee currently consists of three members, appointed by the board of directors: David Sidransky, M.D., Robert Francis Doman and Amos Eiran all of whom are independent within the meaning of SEC corporate governance rules of independence for purposes of the Compensation Committee. Dr. Sidransky is the chairman of our Compensation Committee. Following the Annual General Meeting, Johnson Lau, M.D. will replace Amos Eiran as a member of the Compensation Committee and the Compensation Committee will consist of Dr. Sidransky and Dr. Lau.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of three members, appointed by our board of directors: David Sidransky, M.D., Robert Francis Doman and Johnson Lau, M.D. Messrs. Sidransky, Doman and Lau are independent within the meaning of SEC corporate governance rules of independence for purposes of the Nominating and Corporate Governance Committee. Dr. Lau is the chairman of our Nominating and Corporate Governance Committee. Following the Annual General Meeting, the Nominating and Corporate Governance Committee will consist of Dr. Sidransky, Dr. Lau and Mr. Cohen.

None of our directors have any service contracts with Celsus or any of our subsidiaries that provide for benefits upon termination of employment.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, no member of the Compensation Committee was a current or former officer or employee of Celsus. None of our executive officers served as a member of the Compensation Committee (or board of directors serving the compensation function) of another entity where such entity’s executive officers served on our Compensation Committee. Moreover, none of our executive officers served as a member of the compensation committee (or board of directors serving the compensation function) of another entity where such entity’s executive officers served on our Board.

EXECUTIVE OFFICERS

There are no family relationships among officers and directors of Celsus.

The executive officers of Celsus are responsible for the day-to-day management of the Company. The following table lists the names and positions of our executive officers.

Name	Position
Gur-Arye Yehuda Roshwalb, M.D.	Chief Executive Officer, Director
Dov Elefant	Chief Financial Officer

Biographical information of our executive officers is set forth below.

Gur-Arye Yehuda Roshwalb, M.D., age 46, has served as Celsus’s Chief Executive Officer since March 4, 2013. Prior to joining Celsus, from April 2008 to February 2012, Dr. Roshwalb was employed by Venrock, a leading venture capital firm, where he most recently served as a Vice President investing in both private and public healthcare companies. At Venrock, Dr. Roshwalb was involved in the valuation, diligence and deal structuring of numerous pharmaceutical and biotechnology companies. Prior to Venrock, Dr. Roshwalb was a senior equity analyst at Piper Jaffray from June 2004 to March 2008 where he published research on specialty pharmaceutical companies. Dr. Roshwalb was in private practice in New York and Board Certified in Internal Medicine before joining the investment community. He received an MBA from the NYU Stern School of Business, and an MD from the Albert Einstein College of Medicine.

Dov Elefant, age 47, has served as our Chief Financial Officer since January 11, 2012. From March 2011 until January 2012, he was Chief Financial Officer of Althera Medical Ltd. and from March 2009 to February 2011 he performed consulting services to a number of companies. He was also the Corporate Controller, from March 2007 to February 2009 for Lev Pharmaceuticals (OTCBB:LEVP), which was acquired by ViroPharma in 2008, Controller and Vice President of Finance and Administration at EpiCept Corporation (NASDAQ:EPCT.PK) from December 1999 to March 2007, Assistant Controller at Tetragenex Pharmaceuticals from November 1998 to October 1999 and held other accounting and finance roles from March 1991 to October 1998. Mr. Elefant holds a B.S. in accounting from Yeshiva University.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Pursuant to our audit committee charter, the audit committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us have or will have a direct or indirect material interest.

The following discloses, since January 1, 2011, certain related party transactions involving us.

The law firm of Pearl Cohen Zedek Latzer Baratz LLP, or PCZL, represents us in intellectual property and commercial matters. Mark Cohen, the Chairman of our board of directors, is a senior partner in PCZL. PCZL charges us for services it renders on an hourly basis and expenses incurred. For the years ended December 31, 2014 and 2013 and 2012, we received invoices from PCZL for services rendered and expenses incurred for approximately $749,000, $555,000 and $365,000, respectively, and made payments to PCZL of approximately $960,409, $944,070 and $148,307, respectively. In 2012, we agreed with PCZL to satisfy $309,000 of the then outstanding balance owed to PCZL by our issuance on February 12, 2012, of a warrant to purchase up to 309,492 our Ordinary Shares at an exercise price of $2.00 per share, such warrant to expire on February 12, 2017, or the PCZL Warrant. We intend to continue using the legal services of PCZL in the future.

On January 18, 2005, Prof. Yedgar granted Mark Cohen a call option to purchase up to 50,700 Ordinary Shares at a purchase price of $0.016 per share and (ii) on March 12, 2007, Prof. Yedgar granted Mark Cohen a call option to purchase up to 152,000 Ordinary Shares at £0.01 per share, as amended on March 1, 2011. On January 8, 2015, Mr. Cohen exercised these options.

In March 2012, the members of the board of directors unconditionally waived any director’s cash compensation for their service from March 2012 until the Company will raise an aggregate financing of at least $15,000,000 in private placement issuances.

From January 2012 through September 2013, we sold an aggregate of 280,025 Ordinary Shares to Mark Cohen, our Executive Chairman, at a price of $2.00 per share, for total gross proceeds of $560,050. In connection with such purchases, Mr. Cohen also received warrants to purchase an aggregate of 182,450 Ordinary Shares, at an exercise price of $2.00 per share.

On April 30, 2013, we sold an aggregate of 25,000 Ordinary Shares to Gur-Arye Yehuda Roshwalb, our Chief Executive Officer, at a price of $2.00 per share, for total gross proceeds of $50,000. In connection with such purchase, Dr. Roshwalb also received warrants to purchase an aggregate of 12,500 Ordinary Shares, at an exercise price of $2.00 per share. In addition, on September 24, 2013, we sold an aggregate of 87,719 ordinary shares for a purchase price of $50,000 and also on September 24, 2013, in connection with the most favored nation terms, Dr. Roshwalb exchanged his warrants for an additional 62,719 Ordinary Shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis. An Annual Statement of Beneficial Ownership on Form 5 is not required to be filed if there are no previously unreported transactions or holdings to report.

INSIDER TRADING POLICY

Celsus has an insider trading policy that applies to all officers, directors and employees and certain affiliated persons. Celsus’s insider trading policy prohibits sale of any Celsus securities that are not owned by such persons at the time of the sale, so called short sales. Those persons subject to Celsus’s insider trading policy may not pledge Celsus’s securities as collateral for a loan (or modify an existing pledge) unless the pledge has been approved by the Policy Administrator.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Celsus Ordinary Shares as of May 15, 2015 (except where otherwise indicated) for:

•	each person, or group of affiliated persons, who are known by us to beneficially own more than 5% of the outstanding shares of Celsus Ordinary Shares;
•	each of the Celsus directors;
•	each of the Celsus named executive officers; and
•	all of the current directors and executive officers of Celsus as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of May 15, 2015, through the exercise of any option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table.

Ordinary Shares that may be acquired by an individual or group within 60 days of May 15, 2015, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. The percentage of ownership is based on 55,636,283 shares of Ordinary Shares outstanding on May 15, 2015, adjusted as required by the rules promulgated by the SEC to determine beneficial ownership. Celsus does not know of any arrangements, including any pledge by any person of securities of Celsus, the operation of which may at a subsequent date result in a change of control of Celsus. Unless otherwise noted, the address of each director and current and former executive officer of Celsus is: c/o Celsus Therapeutics Plc, 53 Davies Street, London, United Kingdom W1K 5JH.

	Number of Ordinary Shares Beneficially Owned(1)		Percentage of Ordinary Shares Beneficially
Directors and Executive Officers
Mark S. Cohen	2,209,540	(2)	3.9%
Johnson Lau, M.B., B.S., M.D., F.R.C.P.	216,583	(3)	*
David Sidransky, M.D.	374,042	(4)	*
Amos Eiran	88,333	(5)	*
Dov Elefant	180,000	(6)	*
Gur-Arye Yehuda Roshwalb, M.D.	460,438	(7)	*
Pablo Jimenez, M.D.	32,500	(8)	*
Robert Francis Doman	93,333	(9)	*
Allan Lee Shaw	156,863	(10)	*
All directors and officers as a group (9 persons)	3,811,632		6.8%
5% or More Shareholders
Prof. Saul Yedgar, Ph.D.	3,793,375	(11)	6.8%

*	Represents beneficial ownership of less than 1% of our outstanding Ordinary Shares.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Beneficial ownership also includes Ordinary Shares subject to options and other convertible securities that are exercisable or convertible within 60 days of May 15, 2015. Except as indicated by footnote, to our knowledge, all persons named in the table above have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned. Beneficial ownership of 5% or more shareholders is based solely on information disclosed in Schedule 13Gs and Form 4s filed with the SEC.

(2)	Includes options to purchase, 136,500 Ordinary Shares at an exercise price of £0.80 per share (or $1.30) which expire on August 28, 2017 and 60,000 Ordinary Shares at an exercise price of $1.56 per share, which expire on June 20, 2022, 75,000 Ordinary Shares at an exercise price of $1.56 per share, which expire on March 19, 2022, 65,000 Ordinary Shares at an exercise price of $0.75 per share, which expire on February 5, 2024, 33,333 Ordinary Shares at an exercise price of $2.00 per share, which expire on April 29, 2023, 65,000 Ordinary Shares at an exercise price of $0.60 per share, which expire on July 22, 2024 and warrants to purchase 182,450 Ordinary Shares at an exercise price of $2.00 per share. This figure does not take into account a warrant issued to Pearl Cohen Zedek Latzer Baratz Law Office, or PCZL, on February 12, 2012, to purchase 309,492 ordinary Shares at an exercise price of $2.00 per share; Mark Cohen is a senior partner in PCZL. His business address is Pearl Cohen Zedek Latzer Baratz, LLP, 1500 Broadway, 12th Floor, New York, NY 10036, United States of America.
(3)	Consists of options to purchase 68,250 Ordinary Shares at an exercise price of £0.80 per share (or $1.30), which expire on August 28, 2017, 30,000 Ordinary Shares at an exercise price of $1.56 per share, which expire on June 20, 2022, 25,000 Ordinary Shares at an exercise price of $1.56 per share, which expire on March 19, 2022, 23,333 Ordinary Shares at an exercise price of $2.00 per share, which expire on April 29, 2023, 25,000 Ordinary Shares at an exercise price of $0.75 per share, which expire on February 5, 2024 and 45,000 Ordinary Shares at an exercise price of $0.60 per share, which expire on July 22, 2024. Dr. Johnson’s business address is c/o Kinex Pharmaceuticals, 701 Ellicott Street, Buffalo, New York 14203.
(4)	Includes options to purchase 128,477 Ordinary Shares at an exercise price of £0.80 per share (or between $1.29 and $1.30), 68,250 Ordinary Shares which expire on August 28, 2017, and 60,227 Ordinary Shares which expire on February 5, 2018. In addition, includes options to purchase 30,000 Ordinary Shares at an exercise price of $1.56 per share which expire on June 20, 2022, 25,000 Ordinary Shares at an exercise price of $1.56 per share, which expire on March 19, 2022, 33,333 Ordinary Shares at an exercise price of $2.00 per share, which expire on April 29, 2023, 45,000 Ordinary Shares at an exercise price of $0.75 per share, which expire on February 5, 2024, 45,000 Ordinary Shares at an exercise price of $0.60 per share, which expire on July 22, 2024 and warrants to purchase 12,500 Ordinary Shares at an exercise price of $2.00 per share which expire February 12, 2017. Dr. Sidransky’s business address is 17 Pinsker Street, Rehovot, Israel 7630825.
(5)	Includes options to purchase 15,000 Ordinary Shares at an exercise price of $2.00 which expire on June 28, 2022, 23,333 Ordinary Shares at an exercise price of $2.00 per share, which expire on April 29, 2023, 25,000 Ordinary Shares at an exercise price of $0.75 per share, which expire on February 5, 2024 and 25,000 Ordinary Shares at an exercise price of $0.60 per share, which expire on July 22, 2024. Mr. Eiran’s business address is 2 Avner Street, Herzlia, Israel 4670402.
(6)	Includes options to purchase 40,000 Ordinary Shares at an exercise price of $1.56 which expire on January 11, 2022, 100,000 Ordinary Shares at an exercise price of $2.00 per share, which expire on July 1, 2023 and 40,000 Ordinary Shares at an exercise price of $0.75 per share, which expire on February 5, 2024.
(7)	Includes options to purchase 165,000 Ordinary Shares at an exercise price of $2.00 per share, which expire on September 24, 2023 and 120,000 Ordinary Shares at an exercise price of $0.75 per share, which expire on February 5, 2024.
(8)	Includes options to purchase 32,500 Ordinary Shares at an exercise price of $0.57 per share, which expire on November 1, 2023.
(9)	Includes options to purchase 23,333 Ordinary Shares at an exercise price of $2.00 per share, which expire on April 29, 2023, 25,000 Ordinary Shares at an exercise price of $0.75 per share, which expire on February 5, 2024 and 45,000 Ordinary Shares at an exercise price of $0.60 per share, which expire on July 22, 2024.
(10)	Includes options to purchase 33,333 Ordinary Shares at an exercise price of $2.00 per share, which expire on April 29, 2023, 45,000 Ordinary Shares at an exercise price of $0.75 per share, which expire on February 5, 2024 and 45,000 Ordinary Shares at an exercise price of $0.60 per share, which expire on July 22, 2024.
(11)	Includes the purchase of shares as described in footnote (2) above and the deduction of 101,400 Ordinary Shares purchased by the Yedgar Family Trust on January 24, 2012 by exercising a warrant granted by Prof. Yedgar. Prof. Yedgar’s business address is c/o Department of Biochemistry, Hebrew University-Hadassah Medical School, Jerusalem, Israel 91120.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation paid or accrued during the last two fiscal years ended December 31, 2013 and 2014 to (1) our Chief Executive Officer, (2) our Chief Financial Officer, and (3) our Chief Medical Officer, our named executive officers (“NEOs”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gur-Arye Yehuda Roshwalb, M.D., Chief Executive Officer(2)	2014	350,000	—	—	60,564	—	—	—	410,564
	2013	287,493	115,500	—	173,396	—	—	—	576,389
Dov Elefant, Chief Financial Officer	2014	200.000	—	—	20,188	—	—	—	220,188
	2013	163,472	50,000	—	25,120	—	—	—	238,592
Pablo Jimenez, M.D., Former Chief Medical Officer(3)	2014	240,000	—	—	—	—	—	—	240,000
	2013	40,000	—	—	50,771	—	—	—	90,771

(1)	These amounts represent the aggregate grant date fair value for option awards for fiscal years 2013 and 2014, respectively, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in our Financial Statements, included in our Annual Report on Form 20-F for the year ended December 31, 2013 and our Annual Report on Form 10-K for the year ended December 31, 2014.
(2)	Dr. Roshwalb has served as our Chief Executive Officer since March 4, 2013.
(3)	Dr. Jimenez served as our Chief Medical Officer since October 23, 2013 and resigned on April 30, 2015.

Employment and Consulting Agreements

Gur-Arye Yehuda Roshwalb, M.D.  On March 4, 2013, we entered into an employment agreement with Dr. Roshwalb to be our Chief Executive Officer. The employment agreement, which is governed by New York law, is terminable by either party, upon three months’ prior written notice. In addition, we are entitled to terminate Dr. Roshwalb’s employment immediately, under certain circumstances, including, among other things, upon the occurrence of a material, recurring, continuing or fundamental breach of his obligations under the employment agreement, bankruptcy, inability to perform his duties under the employment agreement or criminal conviction under certain circumstances.

The annualized salary of Dr. Roshwalb shall be $350,000, plus reimbursement of out-of-pocket expenses incurred by him in the course of his duties. The board of directors will review Dr. Roshwalb’s salary annually, although it is not obligated to increase it. In addition, he is entitled to receive an option to purchase 560,000 Ordinary Shares under our stock option plan as soon as practicable following our June 2013 Annual General Meeting. The exercise price of such option will be equal to the greater of $2.00 per Ordinary Share or the fair market value (as such term in defined by the option plan) of an Ordinary Share on the effective date of the grant. On each anniversary of the effective grant date, 25% of the shares subject to the option shall vest, subject to Dr. Roshwalb’s continued employment on each such vesting date and full vesting upon a change of control. Upon our closing of a financing of issued securities of no less than $15,000,000, Dr. Roshwalb shall be granted an option to purchase 100,000 Ordinary Shares under our option plan, which shall have the same exercise price and same vesting provisions as set forth above. At the sole discretion of the Board of Directors or the Compensation Committee of the Board, following each calendar year of employment, Dr. Roshwalb shall be eligible to receive an additional cash bonus of up to thirty-three percent (33%) of his base salary, based on the attainment of certain clinical development, and/or business milestones to be established annually by the Board or the Compensation Committee. On September 24, 2013, Dr. Roshwalb was granted options to purchase up to 660,000 Ordinary Shares under the ESOP at an exercise price of $2.00, which options fully vest on September 24, 2017.

Upon termination of Dr. Roshwalb’s employment without cause, in addition to any accrued but unpaid base salary and expense reimbursement, he shall be entitled to receive an amount equal to 12 months of base salary at the highest annualized rate in effect at any time before the employment terminates payable in substantially equal installments. Dr. Roshwalb shall also be entitled to COBRA continuation coverage paid in full by us for up to a maximum of twelve (12) months following the date of termination.

The employment agreement includes a non-competition covenant that, during the term of his employment by us, Dr. Roshwalb cannot be involved, directly or indirectly, in any competing activity or any activity that may pose competition to or harm us, and for a period of six months after the termination of the agreement with us, to be involved in or provide any consultation services to any business that competes, or that is likely to compete with our business. Dr. Roshwalb also cannot engage in any activity outside the scope of his employment without our prior approval. Dr. Roshwalb is also obligated to keep confidential the confidential information of our company. In addition, the intellectual property and the technology that are developed during the provision of these services will be owned by us.

Dov Elefant.  Effective January 11, 2012, we entered into an employment agreement with Mr. Elefant, our Chief Financial Officer. The employment agreement, which is governed by English law, is terminable by either party, upon three months’ prior notice. In addition, we are entitled to terminate Mr. Elefant’s employment immediately, under certain circumstances, including, among other things, upon the occurrence of a material, recurring, continuing or fundamental breach of his obligations under the employment agreement, bankruptcy, inability to perform his duties under the employment agreement or criminal conviction under certain circumstances. The board of directors will review Mr. Elefant’s salary annually, although it is not obligated to increase it.

The annualized salary of Mr. Elefant was $150,000, plus reimbursement of out-of-pocket expenses incurred by him in the course of his duties. Effective with the closing of the September private placement, Mr. Elefant annualized salary increased to $200,000. Under the terms of his employment agreement, on June 20, 2012, the Board granted Mr. Elefant options to purchase up to 40,000 Ordinary Shares under the ESOP at an exercise price of $1.56 per share, which options fully vested on January 11, 2013. On September 24, 2013, Mr. Elefant was granted options to purchase up to 100,000 Ordinary Shares under the ESOP at an exercise price of $2.00, which options fully vest on July 1, 2014.

The employment agreement includes a non-competition covenant that, during the term of his employment by us, Mr. Elefant cannot be involved, directly or indirectly, in any competing activity or any activity that may pose competition to or harm us, and for a period of six months after the termination of the agreement with us, to be involved in or provide any consultation services to any business that competes, or that is likely to compete with our business. Mr. Elefant also cannot engage in any activity outside the scope of his employment without our prior approval. Mr. Elefant is also obligated to keep confidential the confidential information of our Company. In addition, the intellectual property and the technology that are developed during the provision of these services will be owned by us.

Pablo Jimenez, M.D.  Pursuant to the terms of his employment agreement, effective October 23, 2013, Dr. Pablo Jimenez, our former Chief Medical Officer, received an annual salary of $240,000 (or $20,000 per month), and was eligible to receive an additional cash bonus of up to twenty-five percent (25%) of his base salary. In connection with his resignation we entered into a Separation Agreement with Dr. Jimenez on April 30, 2015. Pursuant to the Separation Agreement, in consideration for a general release of claims from the Company, we have agreed to provide Dr. Jimenez with a severance payment equal to the equivalent of three months of current base wages, less standard payroll deductions and withholdings to be paid over the course of three months from the effective date.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Gur-Arye Yehuda Roshwalb, M.D.	140,000		420,000	(1)	—		2.00	9/24/2023
	25,000		75,000	(2)	—		2.00	9/24/2023
	120.000	(3)	—				0.75	2/5/2024
Dov Elefant	40,000		—		—		1.56	1/11/2022
	100,000		—	(2)	—		2.00	7/1/2023
	40,000	(3)	—				0.75	2/5/2024
Pablo Jimenez, M.D.(4)	32,500		97,500	(5)	—		0.57	11/1/2023
	—		—		70,000	(6)	0.57	11/1/2023

(1)	These options were granted on September 23, 2013, and are exercisable over a four-year period with one-fourth of the options granted vesting on September 23 each year through 2017.
(2)	These options were granted on September 23, 2013, and are fully exercisable on July 1, 2014.
(3)	These options were granted on February 2, 2014, and are fully exercisable on May 31, 2014.
(4)	All of Mr. Jimenez’s options have been cancelled in connection with his separation from the Company.
(5)	These options were granted on November 1, 2013, and are exercisable over a four-year period with one-fourth of the options granted vesting on November 1 each year through 2017.
(6)	These options were granted on November 1, 2013, and will vest upon attainment of certain clinical development milestones.

DIRECTOR COMPENSATION

Our director compensation program is administered by our board of directors with the assistance of the compensation committee. The compensation committee conducts an annual review of director compensation and makes recommendations to the board with respect thereto.

Based on the recommendation of our compensation committee, our board of directors adopted a non-employee director compensation policy on February 11, 2015. Under the 2015 policy, our non-employee directors will be compensated for service on our board of directors as follows in 2015:

•	an annual retainer for our directors for service on our board of directors of $25,000;
•	for the chairman and vice chairman of the board; and each of the chairpersons of the audit committee, compensation committee, nominating and governance committee and the research and development committee, an annual fee of $10,000;
•	for service on our board of directors, an annual grant of a stock option to purchase 25,000 ordinary shares, at an exercise price equal to the fair market value of our ordinary shares on the date of grant, which option shall vest in one year on the anniversary of the date of grant;
•	for each of the chairpersons of the audit committee, compensation committee, nominating and governance committee and the research and development committee, an annual grant of a stock option to purchase 20,000 ordinary shares, at an exercise price equal to the fair market value of our ordinary shares on the date of grant, which option shall vest in one year on the anniversary of the date of grant; and
•	for the chairman and vice chairman of the board, an annual grant of a stock option to purchase 40,000 ordinary shares, at an exercise price equal to the fair market value of our ordinary shares on the date of grant, which option shall vest in one year on the anniversary of the date of grant.

Each of these options shall be granted under our 2014 Equity Incentive Plan, terminate 10 years after the grant date and become fully vested immediately prior to a change of control. The policy also provides that directors may elect, in lieu of annual cash payments, to receive, in part or in full, fully-vested ordinary shares equal to the dollar-value of the non-cash portion of their annual compensation, calculated in accordance with FASB Accounting Standards Codification ASC 718, “Share-Based Payment” on the payment date.

All directors are eligible to receive reimbursement for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors, and our non-employee directors are also eligible to receive reimbursement, upon approval of the board of directors or a committee thereof, for reasonable out-of-pocket expenses incurred in connection with attendance at various conferences or meetings with our management.

During 2014, our policy was the same as our 2015 policy except that the annual retainer for non-employee directors was $25,000 and the annual fee for the chairman of the board and each of the chairpersons of the audit committee, compensation committee, nominating and governance committee and the research and development committee was $10,000. The following table sets forth information regarding the total compensation awarded to, earned by or paid to each of our non-employee directors during the year ended December 31, 2014 for their service on our board of directors. Dr. Roshwalb, our chief executive officer, did not receive any additional compensation for his service as a director during 2014. The compensation that we pay to Dr. Roshwalb is discussed under “Executive Compensation” below.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		Total ($)
Mark S. Cohen	35,000	59,211	(2)	94,211	(6)
Robert Francis Doman	35,000	30,898	(3)	65,898
Amos Eiran	25,000	22,774	(4)	47,774
Johnson Lau, M.B., B.S., M.D., F.R.C.P.	25,000	30,898	(3)	55,898
Allan Lee Shaw	35,000	40,992	(5)	75,992
David Sidransky, M.D.	35,000	40,992	(5)	75,992

(1)	These amounts represent the aggregate grant date fair value of options granted to each director during the year ended December 31, 2014 computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in our Financial Statements, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.
(2)	Fair value of the options granted on February 5, 2014 was $0.50 per share and fair value of the options granted on July 22, 2014 was $0.41. 130,000 options remain outstanding as of December 31, 2014.
(3)	Fair value of the options granted on February 5, 2014 was $0.50 per share and fair value of the options granted on July 22, 2014 was $0.41. 70,000 options remain outstanding as of December 31, 2014.
(4)	Fair value of the options granted on February 5, 2014 was $0.50 per share and fair value of the options granted on July 22, 2014 was $0.41. 50,000 options remain outstanding as of December 31, 2014.
(5)	Fair value of the options granted on February 5, 2014 was $0.50 per share and fair value of the options granted on July 22, 2014 was $0.41. 90,000 options remain outstanding as of December 31, 2014.
(6)	Does not include payments of an aggregate of $960,409 for intellectual property legal services in 2014 made to Pearl Cohen Zedek Latzer Baratz LLP, of which Mr. Cohen is a senior partner.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the board of directors, which consists entirely of directors who meet the independence and experience requirements of the NASDAQ Stock Market, has furnished the following report:

The Audit Committee assists the board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the board of directors. This committee reviews and reassesses our charter annually and recommends any changes to the board of directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Kost, Forer Gabbay & Kasierer, a member of Ernst & Young Global. In fulfilling its responsibilities for the financial statements for fiscal year 2014, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2014 with management and Kost, Forer Gabbay & Kasierer, our independent registered public accounting firm;
•	Evaluated the Company’s system of internal controls that management and the board of directors have established, reviewed significant financial transactions and enterprise risk management process;
•	Discussed with Kost, Forer Gabbay & Kasierer, the matters required to be discussed in accordance with Auditing Standard No. 16 — Communications with Audit Committees; and
•	Received written disclosures and the letter from Kost, Forer Gabbay & Kasierer regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Kost, Forer Gabbay & Kasierer, communications with the Audit Committee and the Audit Committee further discussed with Kost, Forer Gabbay & Kasierer, their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Kost, Forer Gabbay & Kasierer, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

Members of the Celsus Therapeutics PLC
Audit Committee (as of December 31, 2014)

Allan Lee Shaw
Johnson Lau, M.D.
Amos Eiran

SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, shareholder proposals intended to be included in the 2016 Annual General Meeting proxy materials must be received by the Secretary of the Company no later than January 23, 2016, or otherwise as permitted by applicable law (the “Proxy Deadline”); provided, however, that if the 2016 Annual General Meeting date is advanced or delayed by more than 30 days from the anniversary date of the 2015 Annual General Meeting, then shareholders must submit proposals within a reasonable time before the Company begins to print and send its proxy materials. Proposals received after this timeframe will not be included in the Company’s proxy materials for the 2016 Annual General Meeting. The form and substance of these proposals must satisfy the requirements established by the Company’s Articles, the Nominating and Corporate Governance Committee charter and the SEC, and the timing for the submission of any such proposals may be subject to change as a result of changes in SEC rules and regulations.

Under the Companies Act, in order for a shareholder proposal to be presented at an Annual General Meeting, such proposal must have been requisitioned either by shareholders representing 5% of the voting rights of all members having a right to vote on such proposal at the Annual General Meeting or by at least 100 shareholders who have a right to vote on such proposal at the relevant Annual General Meeting and who hold shares in the Company on which there has been paid up an average sum, per member, of at least £100. Such proposal must have been signed or otherwise authenticated by all requisitionists and submitted to the Company not later than (1) six weeks before the Annual General Meeting to which the requests relate, or (2) if later, the time at which notice of that meeting is given by the Company.

Additionally, shareholders who intend to nominate a director to be elected at the 2016 Annual General Meeting must provide the Secretary of the Company with written notice of such nomination between 7 and 42 days prior to the date of such meeting, together with written notice signed by the director nominee regarding his or her willingness to be elected. Any shareholder seeking to recommend a director candidate or any director candidate who wishes to be considered by the Nominating and Corporate Governance Committee, the committee that recommends a slate of nominees to the Board for election at each annual general meeting, must also provide the Secretary of the Company with: the name and address of the shareholder seeking to recommend a director candidate; a representation that the shareholder is a record holder of the Company’s securities (or, if the shareholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act); the name, age, business and residential address, educational background, current principal occupation or employment for the preceding five full fiscal years of the proposed director candidate; a description of the qualifications and background of the proposed director candidate, which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time; a description of all arrangements or understandings between the shareholder and the proposed director candidate; the consent of the proposed director candidate to be named in the Proxy Statement relating to the Company’s annual general meeting and to serve as a director if elected at such annual general meeting; and any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to SEC rules, if then required. The Nominating and Corporate Governance Committee will consider all director candidates who comply with these requirements and will evaluate these candidates using the criteria described above under the caption, “Nomination of Directors.” Director candidates who are then approved by the Board will be included in the Company’s proxy statement for that annual general meeting.

DELIVERY OF PROXY MATERIALS

Our Annual Report to shareholders for the fiscal year ended December 31, 2014, including audited financial statements, accompanies this Proxy Statement. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and the exhibits thereto are available from the Company without charge upon written request of a shareholder. Copies of these materials are also available online through the Securities and Exchange Commission at www.sec.gov. The Company may satisfy SEC rules regarding delivery of proxy materials, including the Proxy Statement and Annual Report, by delivering a single set of proxy materials to an address shared by two or more Company shareholders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only a single set of proxy materials to multiple shareholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a shareholder at a shared address to which a single copy of the proxy materials was delivered. If you hold Ordinary Shares as a record shareholder and prefer to receive separate copies of proxy materials either now or in the future, please contact Celsus Therapeutics plc, 24 West 40th Street, 8th Floor, New York, NY 10018, Attn: Gur-Arye Yehuda Roshwalb, M.D., Chief Executive Officer or by telephone at (646) 350-0702, ext 101. If you hold Ordinary Shares in the form of American Depositary Shares through Deutsche Bank Trust Americas or hold Ordinary Shares through a brokerage firm or bank and you prefer to receive separate copies of proxy materials either now or in the future, please contact Detsche Bank Trust Americas, your brokerage firm or bank, as applicable.

EACH SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY
RETURN THE ENCLOSED PROXY.

PROXY FORM

CELSUS THERAPEUTICS PLC

For use at the Annual General Meeting to be held at the offices of Celsus Therapeutics PLC,
24 West 40th Street, 8th Floor, New York, NY 10018 at 1:00 p.m. local time on June 29, 2015.

I/We
(Name in full block capitals please)
of
being (a) member(s) of Celsus Therapeutics plc (the “Company”) hereby appoint the Chairman of the meeting or as my/our proxy to attend, speak and vote for me/us and on my/our behalf as identified by an “X” in the appropriate box below at the annual general meeting of the Company to be held at 1:00 p.m. local time on June 29, 2015 and at any adjournment of the meeting. This form of proxy relates to the resolutions referred to below.

I/We instruct my/our proxy to vote as follows:

	Ordinary Resolutions	For	Against	Abstain (see note 2)	Discretionary (see note 3)
1.	To receive the report and accounts for the year ended December 31, 2014.
2.	To re-elect Allan Lee Shaw as a Class A director.
3.	To elect David Sidransky, M.D. as a Class A director.
4.	To elect Johnson Lau, M.D. as a Class A director.
5.	To elect Gur-Arye Yehuda Roshwalb, M.D. as a Class B director.
6.	To re-elect Mark Cohen as a Class C director.
7.	To re-appoint Kost, Forer Gabbay & Kasierer, a member of Ernst & Young Global as auditors of the Company and to authorize the audit committee of the board of directors of the Company to fix their remuneration.

Dated this  2015.

Signature(s)

Notes:

1.	Please indicate with an “X” in the appropriate box how you wish the proxy to vote. In the absence of any indication, the proxy will exercise his/her discretion as to whether and how he/she votes. The proxy may also vote or abstain from voting as he/she thinks fit on any other business which may properly come before the meeting.
2.	If you mark the box “abstain”, it will mean that your proxy will abstain from voting and, accordingly, your vote will not be counted either for or against the relevant resolution. It should be noted that a vote Abstain is not a vote in law.
3.	If you mark the box “discretionary”, the proxy can vote as it chooses or can decide not to vote at all.

4.	The form of proxy should be signed and dated by the member or his attorney duly authorised in writing. If the appointer is a corporation this proxy should be under seal or under the hand of an officer or attorney duly authorised. Any alteration made to the form of proxy should be initialed.
5.	To be valid, this form of proxy, together with a duly signed and dated power of attorney or any other authority (if any) under which it is executed (or a notarially certified copy of such power of attorney or other authority) must be signed and dated and lodged at the Company’s registrars at the address below, so as to be received not less than 48 hours before the time appointed for the meeting.
6.	A proxy need not be a member of the Company. A member may appoint a proxy of his/her own choice. If you wish to appoint someone else, please delete the words “the Chairman of the meeting” and insert the name of the person whom you wish to appoint in the space provided. The Chairman of the meeting will act as your proxy, whether or not such deletion is made, if no other name is inserted. A member may appoint more than one proxy in relation to the meeting provided that each proxy is appointed to exercise rights attached to different shares.
7.	In the case of joint holders, signature of any one holder will be sufficient, but the names of all the joint holders should be stated. The vote of the senior holder (according to the order in which the names stand in the register of members in respect of the holding) who tenders a vote in person or by proxy will be accepted to the exclusion of the vote(s) of the other joint holder(s).
8.	Pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, as amended, the Company specifies that entitlement to attend and vote at the Annual General Meeting, and the number of votes which may be cast at the Annual General Meeting, will be determined by reference to the Company’s register of members at 6:00 p.m. (London time) on June 25, 2015 or, if the Annual General Meeting is adjourned, at close of business on the date which is two days before the day of the adjourned Annual General Meeting (as the case may be). In each case, changes to the register of members after such time will be disregarded.
9.	Completion and return of a form of proxy will not preclude a member from attending the meeting and voting in person.
10.	The Company has retained SLC Registrars to hold and maintain its register of members. SLC Registrars will be engaged by the Company to send proxy forms to all registered members appearing on that register and to take delivery of completed proxy forms posted to it in accordance with the details above. Persons, who own Ordinary Shares through a brokerage firm, bank or other financial institution, including persons who own Ordinary Shares in the form of ADSs through the Depositary (“Beneficial Owners”), must return a voting instruction form to have their shares or the shares underlying their ADSs, as the case may be, voted on their behalf. Brokerage firms, banks or other financial institutions that do not receive voting instructions from Beneficial Owners may vote at their discretion. ADR holders are not entitled to vote directly at the Annual General Meeting, but a Deposit Agreement, as amended, exists between the Depositary and the holders of ADRs pursuant to which registered holders of ADRs are entitled to instruct the Depositary as to the exercise of voting rights pertaining to the Ordinary Shares so represented. The Depositary has agreed that it will endeavor, insofar as practicable, to vote (in person or by delivery to the Company of a proxy) the Ordinary Shares registered in the name of State Street Nominees Ltd, as custodian for the Depositary, in accordance with the instructions of the ADR holders. Instructions from the ADR holders must be sent to the Depositary so that the instructions are received by no later than June 22, 2015, at 10.00 am New York time.
Address for lodgment of Proxies:

SLC Registrars
42 – 50 Hersham Road
Walton-on-Thames
Surrey KT12 1RZ
United Kingdom